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                                                                   EXHIBIT 10.1

                           NATIONAL CITY CORPORATION

                          AMENDED AND SECOND RESTATED
                           1991 RESTRICTED STOCK PLAN

         (THE PROPOSED CHANGES TO THE 1991 AMENDED AND RESTATED
         RESTRICTED STOCK PLAN ARE SET FORTH BELOW. THE italicized LANGUAGE IS THE LANGUAGE THAT WILL BE ADDED. THE LANGUAGE THAT WILL BE DELETED IS SHOWN WITH A RULE DRAWN THROUGH THE TEXT.)

                                   ARTICLE 1.

                       ESTABLISHMENT AND PURPOSE OF PLAN

     1.1 ESTABLISHMENT OF THE PLAN. National City Corporation hereby establishes the National City Corporation 1991 Restricted Stock Plan (herein referred to as the "Plan"). The Plan shall become effective upon the later of
(i) when approved by the stockholders of the Corporation and (ii) when adopted by the board of Directors of the Corporation, and shall remain in effect as provided herein.

     1.2 PURPOSE. The purpose of the Plan is to maximize the returns to the stockholders and to promote the long-term profitability and success of the Corporation by providing equity interests and equity based incentives in the Corporation to key employees and members of the boards of directors of the Corporation and its subsidiaries and by providing alternate means of compensation.

     1.3 OPERATION OF THE PLAN. The Plan shall be administered by the Compensation and Organization Committee of the Board of Directors of the Corporation.

                                   ARTICLE 2.

                                  DEFINITIONS

     2.1 DEFINITIONS. Whenever used herein, the following terms shall have the meanings set forth below, unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized.
    (a) "Active Participant" shall mean an Eligible PERSON who is approved by the Committee for participation in the Plan.

    (b) "Award" means the grant to a Participant of a certain number of shares of Restricted Stock.

    (c) "Award Agreement" means the written agreement between the Participant and the Corporation relating to the Award of Restricted Stock to the Participant.

    (d) "Board" means the Board of Directors of the Corporation.

    (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

    (f) "Committee" means the Compensation and Organization Committee of the Board, or another committee of Directors of the Corporation appointed by the Board to serve as the committee responsible for administering of the Plan.

    (g) "Common Stock" means the Common Stock, $4.00 par value per share, of National City Corporation or any other securities into which the Common Stock may be converted or for which they may be exchanged as contemplated by Section 3.3.

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    (h) "Corporation" means National City Corporation, a Delaware corporation, or any successor.

    (i) "Director" means an elected or appointed member of the Board of Directors of the Corporation, but does not include any honorary member of the Board of Directors of the Corporation or other person not entitled as a matter of law to vote and otherwise participate in regular meetings of the Board of Directors of the Corporation.

    (j) "Director Year" means a period of time commencing on the date of the Corporation's Annual Meeting of Stockholders for any fiscal year of the Corporation and ending on the day before the Corporation's Annual Meeting of Stockholders for its next immediately ensuing fiscal year.

    (k) "Disability" means, as to a specific Participant, permanent disability as defined in the provisions of the Award Agreement relating to that Participant.

    (l) "Early Retirement" means, as to a specific Participant, early retirement as defined in the provisions of the Award Agreement relating to that Participant.

    (m) "Eligible PERSON" means an Employee or a Subsidiary Director.

    (n) "Employee" means an individual employed by the Corporation or any Subsidiary. A member of the Board of Directors of the Corporation who is not otherwise an Employee shall not be deemed an Employee of the Corporation for purposes of this Plan.

    (o) "Fair Market Value" means, as of any given date and unless otherwise determined by the Committee, the closing price, per share, of the shares of Common Stock on the New York Stock Exchange on that date, as reported by The Wall Street Journal.

    (p) "Normal Retirement" means, as to a specific Participant, normal retirement as defined in the provisions of the Award Agreement relating to that Participant.

    (q) "Participant" means and includes all persons who are then registered owners of Restricted Stock.

    (r) "Plan Restrictions" means the restrictions set forth in Article 5 or 6 hereof on any transfer of Common Stock, or any interest therein, which is the subject of an Award granted hereunder.

    (s) "Restricted Period" means that period of time, as determined by the Plan, during which the Common Stock subject of an Award is not transferable by reason of Plan Restrictions.

    (t) "Restricted Stock" means shares of Common Stock the transfer or alienation of which are restricted by reason of Plan Restrictions.

    (u) "Retirement" means: with respect to Employees, Normal Retirement or Early Retirement as defined hereby; with respect to Subsidiary Directors, as defined in the provisions of the Award Agreement relating to each Subsidiary Director; and with respect to Directors who are not employees of the Corporation or its subsidiaries, that point in time when a director is no longer eligible to stand for reelection as a Director pursuant to Article III of the Corporation's First Restatement of By-Laws.

    (v) "Subsidiary" means any Corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.

    (w) "Subsidiary Director" means an elected or appointed member of the board of directors of any Subsidiary, but does not include any person who is an Employee or a Director.

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     2.2  GENDER AND NUMBER.  Except when otherwise indicated by the context, any masculine terminology used herein also shall include the feminine, and the definition of any term in the singular shall include the plural.

                                   ARTICLE 3.

                             STOCK SUBJECT TO PLAN

     3.1 AUTHORIZED AMOUNT. Subject to adjustment as provided by this Plan, the total number of shares of Common Stock reserved and available for distribution under the Plan shall be one million (1,000,000) shares of Common Stock. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

     3.2 EFFECT OF FORFEITURES. If any Participant forfeits any shares of Restricted Stock that are subject to any Award granted hereunder, or any such Award otherwise terminates with respect to any shares of Restricted Stock thereunder without the Plan Restrictions being terminated, such shares shall again be available for distribution in connection with future Awards under the Plan.

     3.3 ADJUSTMENTS. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, COMBINATION OF SHARES, RECAPITALIZATION or other change in CAPITAL structure OF THE CORPORATION, MERGER CONSOLIDATION, SPINOFF, REORGANIZATION, PARTIAL OR COMPLETE LIQUIDATION, ISSUANCE OF RIGHTS OR WARRANTS TO PURCHASE SECURITIES, OR ANY OTHER CORPORATE TRANSACTION OR EVENT HAVING AN EFFECT SIMILAR TO ANY OF THE FOREGOING, the Board of Directors may make such substitution or adjustment in the aggregate number of shares of Common Stock and, if necessary, in the kind of securities reserved for issuance under the Plan, and in the number of shares subject of outstanding Awards granted under the Plan in the aggregate or to any Participant AND IN THE NUMBER OF SHARES SPECIFIED IN SECTION 4.2 HEREOF, all as may be determined to be appropriate by the Board, acting in its sole discretion, provided that the number of shares subject to any Award shall always be a whole number.

                                   ARTICLE 4.

                     EMPLOYEE ELIGIBILITY AND PARTICIPATION

     4.1 ELIGIBILITY. The Committee shall, from time to time, determine those ELIGIBLE PERSONS who are to receive Awards hereunder. Except as set forth in Article 5 hereof, individuals who are appointed or elected as a Director but who are not otherwise an Employee shall not be eligible to receive Awards hereunder.

     4.2 LIMITATION. No Participant shall have granted to him or to her, or on his or on her behalf, in one or more Awards, more than ONE HUNDRED FIFTY thousand (150,000) shares of Common Stock in the aggregate under this Plan.

     4.3 TERMINATION. If a Participant ceases to be an ELIGIBLE PERSON during a Restricted Period, the Award Agreement shall provide the extent to which the Plan Restrictions on the Restricted Stock, or any portion thereof, subject of such Award Agreement shall lapse or whether all or any portion of such Restricted Stock shall be forfeited. Restricted Stock which is forfeited shall be returned to the Corporation from the escrow established under Section 6.9, and the Participant shall have no further interest in such stock.

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                                   ARTICLE 5.

                                   DIRECTORS

     5.1 DIRECTOR ELIGIBILITY. Annually, during each Director Year, each Director of the Corporation who is not then an Employee of the Corporation or any Subsidiary shall be entitled to an Award as provided by this Article 5, provided that no Director shall be entitled to any Award if (i) there are not a sufficient number of shares of Common Stock hereunder to make a full Award to Directors in such Director Year, (ii) if the Plan has been terminated or (iii) if the Committee determines to terminate Director Awards.

     5.2 AMOUNT OF AWARD. In the Director Year in which the Director is first elected or appointed as a Director of the Corporation, the Director shall be granted an Award of ONE THOUSAND (1000) shares of Restricted
Stock. In each following Director Year when the individual is re-elected or re-appointed a Director of the Corporation, such Director shall be granted an Award of TWO hundred (200) shares of Restricted Stock. Each individual holding the office of Director on the date when the Plan becomes effective in accordance with its provisions shall be granted an Award of five hundred (500) shares of Restricted Stock.

     5.3 GRANT OF AWARDS. Awards to Directors shall be granted in accordance with Sections 5.1 and 5.2 hereof, and the date of any Award shall be the actual date of election or appointment, as the case may be, of the grantee as a Director of the Corporation. No Award Agreement with a Director shall grant to that Director any benefits not expressly provided by this Article 5, nor shall it limit the Director's rights to receive dividends on or to vote the Restricted Stock subject of that Award Agreement. The number of shares awarded in any future grants under this paragraph 5.3 shall be adjusted by the Committee as equitably required to prevent dilution or enlargement of the award to Directors that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.

     5.4 TERM OF RESTRICTIONS. (a) The Restricted Period, with respect to the Plan Restrictions on any Award to a Director under this Article 5, shall terminate, and the Plan Restrictions on all Restricted Stock shall fully expire, on the earlier of (i) such Director's death, (ii) such Director's Disability or
(iii) a date nine months after the date of the award.

     (b) If a Director shall resign, or otherwise no longer be a member of the Board of Directors of the Corporation for reasons other than those set forth in subsection 5.4(a) of this Plan, then the director's interest in all shares of Restricted Stock previously awarded to him under this Article 5 shall be terminated and such Restricted Stock shall be forfeited and returned to the Corporation.

                                   ARTICLE 6.

                                     AWARDS

     6.1 GENERAL. Except as provided in Article 5 with respect to Directors, the Committee shall, from time to time, designate those ELIGIBLE
PERSONS to be granted Awards under the Plan, the number of shares of Restricted Stock to be granted in an Award to an ELIGIBLE PERSON, the terms upon which the Plan Restrictions on any Restricted Stock shall lapse and the Restricted Stock will become freely transferable, and such other conditions as the Committee may deem appropriate. Not all grants of Awards need to be on the same terms and conditions even though granted at the same time, and the terms of Award Agreements may vary from time to time and from Participant to Participant, depending upon the purpose of the Award; provided, however, all Awards shall be subject of the provisions of Section 6.4 hereof.

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     6.2  LIMITATION.  (a) Except as expressly provided by Article 5 with respect to Awards to Directors, the Plan Restrictions established by Section 6.4 hereof on any Award may be of any length of time greater than six (6) months as determined by the Committee.

     (b) No grants of Awards under the Plan may be made after ten (10) years from the date the Plan becomes effective.

     6.3 ADDITIONAL RESTRICTIONS. Restricted Stock Awards shall be expressly subject to the terms and conditions of this Article 6, but the Committee may establish additional restrictions on the transfer of the Common Stock subject of any Award.

     6.4 PLAN RESTRICTIONS. During the Restricted Period for any Award, a Participant may not, voluntarily or involuntarily, sell, assign, encumber, pledge or otherwise transfer any shares of Restricted Stock subject of the Award, or any interest therein, otherwise than by will or the law of descent and distribution. Any attempted sale, assignment, encumbrance, pledge or other transfer of the Restricted Stock or any interest therein, in derogation of these restrictions shall result in a forfeiture to the Corporation of all Restricted Stock subject to such attempted transfer.

     6.5 STOCKHOLDER RIGHTS. All Restricted Stock shall be registered in the stockholder records of the Corporation in the name of the Participant to whom the Award was made. Except for Plan Restrictions, and except for any additional restrictions contained in the Award Agreement including any assignment of rights to dividends payable from time to time on the Restricted Stock (cash or property), the Participant shall have all rights of a holder of Common Stock.

     6.6 AWARD AGREEMENT. Each Participant granted an Award of Restricted Stock shall enter into an Award Agreement with the Corporation in a form specified by the Committee, agreeing to the terms and conditions of the Award and such other matters as the Committee shall in its sole discretion determine, including any additional conditions of forfeiture. The execution and delivery of the Award Agreement by the grantee of the Award shall be a condition precedent to the registration in the name of the grantee of the Restricted Stock subject to the Award. A failure to execute and deliver the Award Agreement within sixty
(60) days after the grant of an Award may terminate the Award upon the determination of the Committee. The Award Agreement may, but need not, allow the Plan Restrictions to lapse serially or in total over any period of time as selected by the Committee and if terminated, the grantee shall have no further interest in the Restricted Stock forfeited thereby, if any.

     6.7 LEGEND. Each certificate issued in respect of Restricted Stock awarded under the Plan shall be registered in the name of the Participant, shall be deposited with the Corporation pursuant to Section 6.9 hereof together with a stock power endorsed in blank and signed by the Participant and shall bear the following (or a similar) legend:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the National City Corporation 1991 Restricted Stock Plan and in an Agreement entered into between the registered owner hereof and National City Corporation."

     6.8  LAPSE OF RESTRICTIONS.  When the Plan Restrictions imposed by this
Article 6 expire or have otherwise been satisfied with respect to one or more shares of Restricted Stock, subject to Section 10.3 hereof, the Corporation shall deliver to the Participant (or his legal representative, beneficiary or heir) within sixty (60) days thereafter Common Stock without the Legend referred to in Section 6.7 hereof and free of Plan Restrictions. The number of shares of Common Stock to be released shall be the same number as to which the Plan Restrictions have lapsed. At that time, the Award Agreement referred to in
Section 6.6 as it relates to such shares of Common Stock delivered to the Participant shall be terminated.

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     6.9  ESCROW.  Certificates representing shares of Restricted Stock which are the subject of an Award shall be physically held by the Corporation, or its nominee, during the Restricted Period. Upon the termination of the Restricted Period, the Corporation shall cause the certificate representing the shares of Common Stock subject of the Award to be reissued. If the Plan Restrictions have been satisfied as to any shares of Restricted Stock, such shares shall be removed from escrow and delivered to the Corporation for reissuance and delivery of Common Stock in the name of the Participant in accordance with Section 6.8. If any shares of Restricted Stock are to be forfeited, such shares shall be delivered to the Corporation for reissuance in the name of the Corporation.

                                   ARTICLE 7.

                             RIGHTS OF PARTICIPANTS

     7.1 EMPLOYMENT. Nothing in this Plan shall interfere with or limit in any way the right of the Corporation to terminate a Participant's employment at any time, with the Corporation or any Subsidiary, nor confer upon any Participant any right to continue in the employ of the Corporation.

     7.2 RESTRICTIONS ON ASSIGNMENTS. The interest of a Participant or his or her beneficiary under this Plan may not be sold, assigned, encumbered or transferred in any manner, either voluntarily or involuntarily, in any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process, nor shall they be an asset in bankruptcy.

                                   ARTICLE 8.

                                 ADMINISTRATION

     8.1 ADMINISTRATION. The Plan shall be administered by the Committee in accordance with any administrative guidelines and any rules that may be established from time to time by the Committee. Except as expressly provided by
Article 5 hereof, the procedures, standards and provisions of this Plan for determining eligibility for and amounts of Awards in themselves confer no rights, duties or privileges upon participants nor place obligations upon either the Board or the Corporation, and accordingly, the Committee may, in making such determinations hereunder, deviate from such procedures and standards in whatever manner that it, in its judgment, deems appropriate.

     The Committee's interpretation of this Plan or of any term of an Award granted pursuant thereto shall be final and binding on all Participants.

     The Committee shall have the authority to establish, adopt or revise such rules or regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee may elect to defer the effective date of the Plan or the granting of any Award or the lapsing of any Plan Restrictions, if the Committee determines that such actions may be necessary in the compliance with any State or Federal statute, regulatory authority or judicial order.

     Except as limited by Section 8.3, the Committee shall have full power and authority to interpret, construe and administer the Plan and all Award Agreements and its interpretations and construction hereof, and actions hereunder, including the timing, form, amount or recipient of any payment to be made hereunder, and its decisions shall be binding and conclusive on all persons for all purposes.

     The Committee may name assistants who may be, but need not be, members of the Committee. Such assistants shall serve at the pleasure of the Committee, and shall perform such functions as are provided for herein and such other functions as may be assigned by the Committee.

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     No member of the Committee or any assistant shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan or any Award Agreement unless attributable to his or her own willful misconduct or lack of good faith.

     The Committee shall amend the 1991 and 1992 Director Award Agreements to make the amendment to Subsection 5.4(a) made in April, 1993 retroactive to such Award Agreements.

     8.2 MEMBERSHIP. No member of the Committee shall be an Employee of the Corporation or of any of its subsidiaries.

     8.3  ACTION WITH RESPECT TO DIRECTOR AWARDS.  Except as provided for in
Section 9.1, neither the Board nor the Committee shall not take any action with respect to any Award made under Article 5 unless such action is expressly authorized by this Plan, the Board or the appropriate Award Agreement. The Board of Directors of the Corporation may interpret any such Award and administer the same provided that (i) the Director whose Award is being interpreted shall not participate in any discussion or voting with respect to such interpretation;
(ii) the issue must not be unique to Awards to Directors; and (iii) no interpretation shall amend or alter any express provision hereof except as permitted by section 9.1.

                                   ARTICLE 9.

                            AMENDMENT OR TERMINATION

     9.1 AMENDMENT. The Board of Directors may amend any provision of this Plan or any agreement thereunder at any time; provided, however, that without the approval of the holders of a majority of outstanding voting stock of the Corporation no amendment may be made that would increase the maximum number of shares to be granted under the Plan either in aggregate or individually, modify any provision of Article 5 except where the amendments would not (A) materially increase the benefits under the Plan; (B) materially increase the number of securities which may be issued under the Plan; or (C) materially modify the requirements as to eligibility for participation in the Plan, or extend the term during which Awards may be granted under the Plan. In no event, however, shall
Article 5 hereof be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. The Board of Directors shall also have the right to terminate the Plan or Article 5 hereof at any time. If the Plan is terminated, Awards previously made shall nevertheless continue in accordance with the provisions of the Plan and Award Agreement as in effect prior to its termination, including the provisions relating to the authority of the Committee to administer and interpret the Plan. Except with the consent of the Participant, no amendment, suspension or termination shall impair the rights of any Participant in any Restricted Stock granted in an Award to such Participant under the Plan.

     9.2 OMISSION. The Committee may for any period of time refrain from designating any Participants or may refrain from making any Awards, but such action shall not be deemed a termination of the Plan. No employee shall have any claim or right to be granted Awards under the Plan.

                                  ARTICLE 10.

                                 MISCELLANEOUS

     10.1 EXPENSE. All expenses and costs in connection with the operation of the Plan shall be borne by the Corporation.

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     10.2  CHANGE OF CONTROL.  In the event that:

          (a) any "group" or "person" (as defined in Sections 13(d) and 14(d) of The Securities Exchange Act of 1934), other than the Corporation and/or its Subsidiaries considered as a group or person, directly or indirectly becomes the beneficial owner of securities of the Corporation representing a majority or more of the outstanding voting securities of the Corporation; or

          (b) a merger of the Corporation into another company occurs wherein the Corporation is not the surviving entity,

then, in any such event, all Plan Restrictions shall lapse and be of no further force or effect and the Corporation shall cause all outstanding Restricted Stock to be exchanged for Common Stock free of the Legend and of Plan Restrictions.

     10.3 WITHHOLDING TAXES. The Corporation shall be entitled to take appropriate measures to withhold from the shares of Common Stock becoming free of Plan Restrictions or to otherwise obtain from the Participant sufficient sums for the amount the Corporation deems necessary to satisfy any applicable Federal, state and local income tax withholding obligations or to make other appropriate arrangements with Participants to satisfy such obligations.

     10.4 LAWS GOVERNING. This Plan shall be construed in accordance with and governed by the laws of the State of Ohio.

     10.5 PLAN BINDING ON CORPORATION, EMPLOYEES AND THEIR SUCCESSORS. This Plan shall be binding upon and inure to the benefit of the Corporation, its successors and assigns and each Participant and his or her beneficiaries, heirs, executors, administrators and legal representatives.

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